                                                                    EXHIBIT 99.1




Schedule II - Valuation and Qualifying Accounts

                                                                   ADDITIONS            DEDUCTIONS
                                               BEGINNING           CHARGED TO           CHARGED TO            ENDING
                                                BALANCE              INCOME              RESERVE              BALANCE
                                            ----------------    -----------------    -----------------    ---------------
Accounts receivable allowances - 2000           $1,200,000         $2,365,000           $2,580,000           $985,000
Accounts receivable allowances - 1999            1,058,000          3,166,000            3,024,000          1,200,000
Accounts receivable allowances - 1998              638,000          2,954,000            2,534,000          1,058,000

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited in accordance with generally accepted auditing standards in the United States the financial statements included in Advantage Learning Systems, Inc.'s annual report to shareholders included in this Form 10-K, and have issued our report thereon dated January 19, 2001. Our audit was made for the purpose of forming an opinion on those statements taken as a whole. The schedule listed in the index above as Exhibit 99.1 is the responsibility of the company's management and is presented for purposes of complying with the Securities and Exchange Commissions rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.



                                                  /s/ Arthur Andersen LLP

                                                  ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
January 19, 2001